UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2007 (December 10, 2007)

OMNI ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

LOUISIANA	0-23383	72-1395273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 N.E. Evangeline Thruway

Carencro, Louisiana 70520

(Address of principal executive offices) (Zip Code)

(337) 896-6664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

Effective as of December 10, 2007, the Board of Directors of OMNI Energy Services Corp. (the “Company”) amended Section 9 of the Company’s Composite Bylaws (the “Bylaws”) to allow for the issuance of uncertificated shares of the Company’s capital stock. The amendment to the Bylaws makes it possible for the Company to participate in the Direct Registration System, currently administered by The Depository Trust Company. The Direct Registration System allows investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with the transfer of physical certificates. The amendment to the Bylaws also provides that each registered shareholder shall be entitled to a physical stock certificate upon request to the transfer agent or registrar of the Company.

The full text of the Bylaws is filed as Exhibit 3.1 to this Current Report on Form 8-K, and amended Section 9 thereof is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Composite Bylaws of OMNI Energy Services Corp. (as Amended through December 10, 2007).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI ENERGY SERVICES CORP.

Dated: December 12, 2007
	By:	/s/ James C. Eckert
James C. Eckert
President, Chief Executive Officer and Chairman of the Board